                                                                   EXHIBIT 10.03

                          LIMITED WAIVER AND AMENDMENT

        THIS LIMITED WAIVER AND AMENDMENT, dated as of September 30, 1999 (this "Waiver"), is entered into by and among SYMANTEC CORPORATION, a Delaware corporation (together with its permitted successors and assigns, the "Company"), as Lessee, Pledgor and Guarantor (together with its permitted successors and assigns, the "Lessee"; in its capacity as Pledgor, the "Pledgor"; and in its capacity as Guarantor, the "Guarantor"); SUMITOMO BANK LEASING AND FINANCE, INC., a Delaware corporation, as Lessor (together with its successors in such capacity, the "Lessor"); the various financial institutions as are or may from time to time become Lenders under the Loan Agreement (together with their respective permitted successors and assigns, the "Lenders"); THE BANK OF NOVA SCOTIA, as Documentation Agent, and THE SUMITOMO BANK, LIMITED, LOS ANGELES BRANCH, as Agent (in such capacity, the "Agent").

        WHEREAS, the Lessee has requested that the Lessor and the Lenders agree to certain amendments of the Participation Agreement.

        WHEREAS, the Lenders and Lessor are willing to amend the Participation Agreement, subject to the terms of this Agreement.

        NOW THEREFORE, the parties hereto agree as follows:

        Section 1. Definitions. Capitalized terms used but not otherwise defined in this Waiver shall, unless the context otherwise requires, have the respective meanings specified in Appendix A to the Amended and Restated Participation Agreement dated as of February 9, 1999, among the Company, the Lessor, the Lenders, Documentation Agent and the Agent (as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the provisions thereof, the "Participation Agreement"); and the rules of interpretation set forth in such Appendix A shall apply to this Waiver.

        Section 2. Waiver. Subject to compliance by the Company with the provisions of Section 3 hereof, the Lessor and the Lenders hereby

               (i) waive, during the period from the date hereof through December 31, 1999 (the "Waiver Period"), compliance by the Company with the provisions of Section 10.1(f)(ii) of the Participation Agreement, to the extent that the Company would not be in compliance therewith as a result of the Company's acquisition of Unified Research Laboratories Inc. ("UR Labs");

provided that the waiver set forth in clause (i) above shall expire at the close of business on December 31, 1999 and the existence of any Default or Event of Default under the Lease shall thereafter be determined as if no such waiver had been granted and provided further that this waiver shall be of no effect if at any time during the Waiver Period the Company is not in compliance with Section 10.1(f)(ii) but excluding from the calculation thereof the effect of the acquisition by the Company of UR Labs (which effect shall not adjust the calculation by more than $45,000,000).

        Section 3. Condition of Waiver. The waiver set forth in Section 2 is conditioned upon the payment by the Lessee of a fee of $9,400.00.

        Section 4. Conditions to Effectiveness. This Waiver shall become effective, as of the date hereof, on the date on which each of the Company, and the Required Participants shall have executed and delivered a counterpart hereof.

        Section 5. Representations and Warranties. In order to induce the Lessor, the Lenders, the Documentation Agent and the Agent to enter into this Waiver, the Company hereby represents and warrants unto the Lessor, the Lenders, the Documentation Agent and the Agent as set forth in this Section 4:

               (a) Validity, etc. This Waiver constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other similar laws affecting enforcement of creditor rights generally (insofar as any such law relates to the bankruptcy, insolvency, reorganization or similar event of the Company), principles of good faith and fair dealing and, as to the availability of specific performance or other injunctive relief, the discretionary power of a court to deny such relief.

               (b) No Event of Default. No Event of Default has occurred and is continuing.

        Section 6. Operative Document; Ratification of the Operative Documents. This Waiver shall be deemed to be an Operative Document entered into in connection with the Participation Agreement. Except as expressly set forth herein, the terms, provisions and conditions of the Participation Agreement and the other Operative Documents shall remain in full force and effect and are in all respects hereby ratified and confirmed in each and every respect.

        Section 7. Headings. The various headings of this Waiver are inserted for convenience only and shall not affect the meaning or interpretation of this Waiver or any provisions hereof.

        Section 8. Execution in Counterparts. This Waiver may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

        Section 9. Governing Law; Entire Agreement. THIS WAIVER SHALL IN ALL RESPECTS BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (EXCLUDING ANY CONFLICT-OF-LAW OR CHOICE-OF-LAW RULES WHICH MIGHT LEAD TO THE APPLICATION OF THE INTERNAL LAWS OF ANY OTHER JURISDICTION) AS TO ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. This Waiver and the other Operative Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

        IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                              SYMANTEC CORPORATION, as Lessee, Pledgor and
                              Guarantor

                              By /S/ Gregory Myers
                                 -----------------
                               Name: Gregory E. Myers
                               Title: CFO & VP, Finance

                              SUMITOMO BANK LEASING AND FINANCE, INC., as Lessor

                              By /S/ David A. Ward
                                 -----------------
                               Name: David A. Ward
                               Title: Managing Director

                              THE BANK OF NOVA SCOTIA, as Lender and
                              Documentation Agent

                              By /S/ Edward Kofman
                                 -----------------
                               Name: Edward Kofman
                               Title: Relationship Manager

                              COOPERATIEVE CENTRALE RAIFF EISEN-BOERENLEENBANK B.A., "Rabobank Nederland," New York Branch

                              By /S/ Peter Fraenkel
                                 ------------------
                               Name: Peter Fraenkel
                               Title: Vice President

                              By /S/ Pieter Kodde
                                 ------------------
                               Name: Pieter Kodde
                               Title: SVP

                              THE SUMITOMO BANK, LIMITED, LOS ANGELES BRANCH, as Agent

                              By
                                 ------------------
                               Name:
                               Title:

                                     - 4 -